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      As filed with the Securities and Exchange Commission on June 9, 2000

                              Registration No.333-

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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                          CVF TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)

                   Nevada                                                 87-0429335
------------------------------------------------------------------------------------------------
(State or other jurisdiction of incorporation)              (I.R.S. Employer Identification No.)

           916 Center Street, Lewiston, New York 14092 (716) 754-7883 (Address, including zip code, and telephone number, including area code,

                  of registrant's principal executive offices)
                            ------------------------

                             STOCK OPTION AGREEMENTS

                            (Full title of the plan)
                            -----------------------

                               John J. Zak, Esq.
                 Hodgson, Russ, Andrews, Woods & Goodyear, LLP

                           One M & T Plaza, Suite 2000

                             Buffalo, New York 14203

                                 (716) 843-1253

          (Name and address, including zip code, and telephone number, including area code, of agent for service)



                         Calculation of Registration Fee


Title of securities to be    Amount to be registered     Aggregate offering price (1)    Amount of registration fee (1)
registered

Common Stock, par            865,000  Shares             $2,615,150                      $690.40
value $.001 per share
===========================  =========================== =============================   ================================


-----------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1).The offering price per share for the outstanding stock options is the exercise prices of such options. The chart below illustrates the calculation of the registration fee:

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                                      - 2 -

                            Offering Price                          Aggregate
Number of Shares            Per Share                             Offering Price
----------------            --------------                        --------------
    530,000                     $2.88                               $1,526,400
    335,000                     $3.25                               $1,088,750

(Shares issuable pursuant to outstanding options granted under Stock Option Agreements between the Company and each Awardee. Amounts shown are an aggregate number.)

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     CVF  Technologies   Corporation  (the  "Company")  hereby  incorporates  by
reference into this Registration Statement the following documents:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

          (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above, including the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

          (c) The description of the Company's common stock included under the caption "Securities to be Registered" in the Company's registration statement on Form 10-SB, File No. 000- 29266, dated February 12, 1997 (as amended on February 26, 1997, May 30, 1997 and August 22, 1997), including any amendments or reports filed for the purpose of updating such description.

          (d) In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

     Article VIII of the Company's bylaws provides for the indemnification of the Company's officers and directors to the extent authorized by the Nevada Revised Statutes. Section 78.7502(1) of the Nevada Revised Statutes allows the Company to indemnify any person made or threatened to be made a party to any action, except an action by the Company or in the Company's right, by reason of the fact that he or she is or was a director, officer, employee or agent of, or is or was serving at the Company's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the Company's best interests, and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Article VIII of the Company's charter provides for indemnification of such a person to the full extent provided by the Nevada Revised Statutes, as amended from time to time.

     Under Section 78.7502(2), a similar standard of care applies to derivative actions by the Company or in the Company's right, except that indemnification is limited solely to expenses (including attorneys' fees) incurred in connection with the defense or settlement of the action and court approval of the indemnification is required where the person seeking indemnification has been found liable to the Company.

     In addition, Section 78.751(2) allows the Company to advance payment of indemnifiable expenses prior to final disposition of a proceeding. Decisions as to the payment of indemnification are made by a majority of the Board of Directors at a meeting at which a quorum of disinterested directors is present, or by written opinion of special legal counsel or by the stockholders.

     Section 78.751(3) provides that the power to indemnify is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 78.752 of the Nevada Revised Statutes and Section 8.06 of our Bylaws enable the Company to purchase and maintain insurance for the Company's present and former directors, officers, employees and agents. Accordingly, the Company has provided liability insurance for each director and officer for certain losses arising from claims or charges made against him or her while acting in his or her capacity as our director or officer, including liabilities under federal securities laws.

     Additionally, Article V of the Company's charter limits the liability of the Company's directors under certain circumstances. Article V states:

     A director of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of distributions in violation of section 78.300 of the Nevada Revised Statutes.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

    Exhibit Number      Description

    4.1                 Form of Stock Option Agreement (Executive Officers).

    4.2                 Form of Stock Option Agreement (Vesting Schedule).

    4.3                 Form of Stock Option Agreement (Immediate Vesting).

    5                   Opinion of Hodgson, Russ, Andrews, Woods & Goodyear, LLP

    23.1                Consent of Ernst & Young LLP

    23.2 Consent of Hodgson, Russ, Andrews, Woods & Goodyear, LLP (included in Exhibit 5.1)

    24                  Power of Attorney (included on signature page)

Item 9.           Undertakings

     A. The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) Include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Company hereby undertakes that, for purposes of determining any liability under the Exchange Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this
Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer of controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewiston, State of New York, on the 9th day of June, 2000.

                                       CVF TECHNOLOGIES CORPORATION


                                       By:  /s/ Jeffrey I. Dreben

                                       Jeffrey I. Dreben, Chairman of the Board,
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature  appears below constitutes and appoints Jeffrey
I. Dreben or Robert Miller, each or either of them, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the 1933 Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                         TITLE                       DATE
              ---------                                         -----                       ----
/s/ Jeffrey I. Dreben                  Chairman of the Board, President , Chief          June 9, 2000
---------------------------------
Jeffrey I. Dreben                      Executive Officer and Director
                                       (Principal Executive Officer)

/s/ Robert Nally                       Chief Operating Officer, Chief Technology         June 9, 2000
----------------------------------
Robert Nally                           Officer, Secretary, Treasurer and Director

/s/ George Khouri                      Director                                          June 9, 2000
--------------------------------
George Khouri

/s/ Robert Glazier                     Director                                          June 9, 2000
---------------------------------
Robert Glazier

/s/ Robert Miller                     Chief Financial Officer (Principal Financial       June 9, 2000
----------------------------------
Robert Miller                         and Accounting Officer)

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                                      - 7 -

                                  EXHIBIT INDEX


Exhibit Number             Description                                                   Page No.
--------------             -----------                                                   --------

        4.1                Form of Stock Option Agreement (Executive Officers).

        4.2                Form of Stock Option Agreement (Vesting Schedule).

        4.3                Form of Stock Option Agreement (Immediate Vesting).

        5                  Opinion of Hodgson, Russ, Andrews, Woods & Goodyear, LLP

        23.1               Consent of Ernst & Young LLP

        23.2               Consent of Hodgson, Russ, Andrews, Woods & Goodyear, LLP
                           (included in Exhibit 5)

        24                 Power of Attorney (included on signature page)

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